UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
660 Madison Avenue, 15th Floor, New York, New York		10021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 753-0804

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pre-Conditional Tender Offer

On September 13, 2005, Great Wall Acquisition Corporation (OTCBB: GWAQ, GWAQU, GWAQW), a Delaware corporation (“GWAC”), announced that a majority of the holders of the issued and outstanding ordinary shares of ChinaCast Communication Holdings Limited, a corporation formed under the laws of Bermuda (“CCHL”), have irrevocably agreed to accept a pre-conditional voluntary tender offer (the “Offer”) made by GWAC. CCHL is one of the leading providers of e-learning services and content to address the needs of K-12 schools, universities, government agencies and corporate enterprises in the PRC, and has been listed on the Main Board of the Singapore Exchange Securities Trading Limited (the “Singapore Exchange”) since May 2004. The Offer is subject to the approval of the holders of GWAC’s Public Shares (as defined below).

Pursuant to the terms of the Offer, each shareholder of CCHL shall have the option to receive for the tender of such shareholder’s CCHL shares (the “CCHL Shares”) (i) one (1) share of GWAC’s common stock for every twenty one and 29/100 (21.29) shares of CCHL Shares tendered (the “Stock Offer”), or (ii) a cash payment of 0.28 Singapore dollars (US$0.167, based on the exchange rate of 1.6810 on September 13, 2005) for each of the CCHL Shares tendered (“Cash Offer”).

On September 13, 2005, GWAC entered into Letters of Undertaking with shareholders of CCHL which hold in the aggregate approximately 51.2% of the issued and outstanding CCHL Shares (the “Majority Shareholders”). Based on the exchange ratio of the Stock Offer, the Majority Shareholders will receive an aggregate of 10,614,936 shares of GWAC’s common stock, which represents the following range of percentages of the shares of GWAC’s common stock issued and outstanding post-Offering: (i) a minimum of 40.4% assuming all CCHL Shares are tendered for the Stock Offer; or (ii) a maximum of 65.8% assuming no additional CCHL Shares are tendered for the Stock Offer, other than the Majority Shareholders. Pursuant to their respective Letters of Undertaking, each of the Majority Shareholders irrevocably and unconditionally agreed to accept the Stock Offer and, among other things:

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except as otherwise permitted by the Letter of Undertaking, not to transfer or dispose of or create an encumbrance over all or any of the CCHL Shares specified on the signature page of their respective Letters of Undertaking during the period commencing on September 13, 2005 (the “Commencement Date”) and ending at the Expiration Time. The “Expiration Time” shall mean the date on which the earlier occurs, (i) the Offer lapses, (ii) the Offer is withdrawn by GWAC, or (iii) GWAC purchases the CCHL Shares pursuant to the Offer;

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shall not, during the period from the Commencement Date and ending at the Expiration Time, take any action which would cause them to breach their obligations under their respective Letter of Undertaking;

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except with GWAC’s prior written consent, during the period from the Commencement Date and ending at the Expiration Time, not to directly or indirectly solicit, encourage, vote in favor of, initiate or participate in any tender (including without limitation accepting any tender offer), negotiations, discussions or resolutions with respect to any expression of interest, offer or proposal by any person other than GWAC to:

•	acquire an interest in all or a substantial part of the business, operations or undertakings of CCHL and its subsidiaries or in 5% or more of the issued share capital of CCHL;

•	acquire control of CCHL; or

•	otherwise acquire or merge with CCHL;

•	to accept the offer and elect to receive shares of GWAC common stock; and

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notwithstanding any rights of withdrawal under the Singapore Code on Takeovers and Mergers, not to withdraw any of their CCHL Shares tendered for acceptance until such time as the Offer shall lapse or be withdrawn by GWAC.

A form of the Letter of Undertaking is attached hereto as Exhibit 10.1 and is incorporated in its entirety herein by reference.

Upon consummation of the Offer, CCHL and its subsidiaries will become subsidiaries of GWAC.

There are pre-conditions to GWAC consummating the Offer. The Offer and the related transactions will require approval by the holders of a majority of the shares of common stock sold in GWAC’s initial public offering (the “GWAC Public Shares”). The holders of GWAC’s common stock issued prior to its initial public offering (the “GWAC Non-Public Shares”) have agreed to vote in accordance with the majority vote of holders of GWAC Public Shares. Additionally, if holders owning 20% or more of the GWAC Public Shares vote against the transaction, thus exercising their right to convert their GWAC Public Shares into cash, then the Offer cannot be approved. There is no assurance given that the Offer will be approved by GWAC’s shareholders.

Assuming that all current CCHL shareholders (including the Majority Shareholders) elect the Stock Offer for all of their CCHL Shares, an aggregate of approximately 20,752,301 shares of additional GWAC common stock will be issued, representing approximately 79% of the shares of GWAC common stock outstanding post-Offering.

On or prior to September 30, 2005, GWAC expects to receive the audited consolidated financial statements of CCHL prepared in accordance with United States generally accepted accounting principles and Regulation S-X promulgated under the Securities Exchange Act of 1934, for at least its two most recent fiscal years and such other financial information as may be required to be included in any filing to be made with the Securities and Exchange Commission in connection with the Offer.

Prior to the consummation of the Offer, GWAC intends to seek representations and warranties and an indemnification from CCHL related to the accuracy of CCHL’s previous public filings.

Singapore Law

Upon the receipt of approval by the holders of a majority of the GWAC Public Shares, and satisfaction, or waiver, of the other pre-condition of GWAC to the Offer, GWAC will make the Offer for all CCHL Shares (the "Offer Shares") in accordance with Rule 15 of the Singapore Code on Take-overs and Mergers and issue an announcement (the "Offer Announcement") in connection with the Offer at such time. An offer document (the "Offer Document") will be dispatched to holders of the Offer Shares on behalf of GWAC not earlier than 14 days and not later than 21 days from the date of the Offer Announcement (the “Offer Posting”). The Offer will be open for at least 28 days after the date of the Offer Posting (the "First Closing Date").

The Offer, if made, will be conditioned upon GWAC receiving valid acceptances of sufficient Offer Shares such that, when combined with any CCHL Shares already owned, controlled or agreed to be acquired by GWAC, or parties acting or deemed to be acting in concert with GWAC (either before or during the Offer and pursuant to the Offer or otherwise), will result in GWAC and its parties in concert controlling more than 50% of the voting rights of CCHL shares (the “Acceptance Threshold”). Upon GWAC receiving the valid acceptances to reach the Acceptance Threshold, the Offer will become, or be declared, unconditional.

If the Acceptance Threshold is not satisfied by the First Closing Date, there would be no obligation on the part of GWAC to extend the Offer. Other than by consent of the Securities Industry Council (the "Council"), the Acceptance Threshold must be reached or the Offer will lapse within 21 days of the later of the First Closing Date or the date the Offer becomes unconditional. No Offer may be extended after 3.30 pm on the 60th day after the Offer Posting, other than by consent of the Council.

If GWAC receives valid acceptances from at least 90% of the Offer Shares, GWAC may exercise its right under Section 102(1) of the Bermuda Act to compulsorily acquire any remaining CCHL Shares which did not accept the Offer. If GWAC is able to proceed with the compulsory acquisition, an application will be made by GWAC to delist CCHL from the Singapore Exchange.

Management

The current management of CCHL and its subsidiaries is led by Messrs. Yin Jianping, Chan Tze Ngon, Ron and Li Wei. Upon consummation of the Offer, GWAC intends to retain these persons to continue to lead the combined company and serve as management of the public company. In addition, GWAC intends to expand its Board and nominate each of Messrs. Yin Jianping, Chan Tze Ngon, Ron and Li Wei to its Board.

The transaction is expected to be consummated in the first fiscal quarter of 2006, after the required approval by holders of a majority of the GWAC Public Shares, as discussed herein.

Item 7.01 Regulation FD Disclosure.

Overview of CCHL

CCHL is one of the leading providers of e-learning services and content to address the needs of K-12 schools, universities, government agencies and corporate enterprises in the PRC. CCHL is headquartered in Beijing with offices in Shanghai, Hong Kong and Singapore, and currently employs more than 160 employees throughout these locations.

CCHL’s executive directors and executive officers have proven track records, most averaging over 15 years in the IT/Telecom/Media industry in the PRC and Asia-Pacific region. Upon consummation of the Offer, GWAC intends to retain these persons to continue to lead the combined company and serve as management of the public company.

During 2004, CCHL was awarded the “Education User Satisfaction Award” by the Ministry of Education. CCHL was also listed as one of the “China Top 15 Companies for Tomorrow, 2004,” by China High-Tech Enterprises magazine, a PRC government-supported title managed by the National Bureau of Statistics of China, based on CCHL’s growth rate, influence on the industry in which it competes, technology innovations, market coverage and indicators of new IT powers within the PRC. In December 2004, CCHL was awarded the “User Recommendation Award” in the Deloitte Technology Fast 500 Asia Pacific 2004 Programme, which is sponsored by the Technology, Media and Telecommunications global industry group of Deloitte Touche Tohmatsu.

Products and Services

CCHL’s solutions are tailored to meet the different needs of its end customers in specific market segments, such as University Distance Learning Solutions, K-12 Distance Learning and Educational Content Solutions and Corporate and Government Training Solutions:

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University Distance Learning Solutions - CCHL provides turnkey distance learning solutions and services to enable universities and higher learning institutions to provide nationwide real-time distance learning services. This includes all the necessary hardware, software and broadband satellite network services to allow university students located at remote classrooms around the country to interactively participate in live lectures broadcast from the main campus. CCHL currently provides this service to over 20 universities serving over 86,000 university students located in over 300 remote classrooms. For this service, CCHL receives a percentage of each remote student’s tuition from the respective university. According to China’s Ministry of Education, in 2003, there were over 100 million higher education students in the PRC while universities had sufficient space to accommodate only about 11% of the students qualified to attend.

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K-12 Distance Learning and Educational Content Solutions -- CCHL currently broadcasts its multimedia educational content to over 7,000 primary, middle and high schools throughout the PRC in partnership with leading educational content companies. The multimedia content assists teachers in preparing and teaching the course content. Each school pays CCHL an annual subscription fee for this service.

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Corporate and Government Training Solutions -- CCHL provides the satellite distance learning network as well as the hardware, software and custom training content to corporate enterprises and government agencies which in turn provide in-house training to their staff. Customers include corporate enterprises such as Taikang Life Insurance, which uses the service to train over 150,000 insurance agents, and government institutions such as the Ministry of Coal and the Ministry of Labor and Social Welfare, which uses the service to provide much needed job skills training to laid-off workers in the rural western part of the PRC. CCHL receives an annual subscription fee and/or a per student tuition fee for these services.

The China E-Learning Market

The Chinese government states that education is the key to the nation’s success as the country opens up to global competition. According to the US Commerce Department, the Chinese government plans to increase spending on public education dramatically, from it current budget allocation of 2.5 percent (US$181 billion) to 4% (US$290 billion) of GDP. Even after such a dramatic increase, this target level will still be less than typical developed countries.

Similarly, Chinese consumers recognize that education is crucial to a better life. According to the China State Bureau of Statistics, the average family plans to spend roughly 10% of their savings on education, estimated to be worth at least US$80 billion.

E-learning is ideally suited for the China market because it addresses many of China’s needs in educating its 200 million K-12 students and 10 million higher education students. In October 2000, China’s Ministry of Education launched the “All Schools Connected” project, which will equip all of China’s 550,871 K-12 schools with e-learning systems by 2010. The Ministry has also issued distance learning licenses to 67 top universities (out of a total of 1,552 total colleges and universities) to allow the universities to offer degrees via e-learning infrastructure. The market for online vocational training and certification exam preparation is also developing rapidly.

Business Strategy

CCHL believes that the combination of its proprietary e-learning platform, its ownership of a nationwide broadband access network and its ability to generate multimedia content are essential to its long-term growth.

CCHL’s business strategy is to achieve brand recognition in targeted high growth, high margin market segments, such as the for-profit education and corporate/government training markets in the PRC. CCHL strives to maximize customer loyalty and increase margins by offering additional services not offered by traditional service providers. To achieve this, CCHL intends to continue to develop new solutions which integrate broadband multimedia delivery, content management and distribution with quality educational content to targeted market segments.

Sales and Marketing

CCHL utilizes distribution channels such as a direct sales force, distributors, resellers, internet marketing as well as joint marketing with strategic allies to reach its customers. The company believes these channels are most appropriate because they enable CCHL to market the company most efficiently and reduce its capital requirements while also fostering close customer relationships.

The sales and marketing team is comprised of over 20 professionals located in Beijing and Shanghai. A typical sales process involves relationship building, customer requirements analysis, product presentations, demonstrations, project implementation and after-sales support. To reach new customers, CCHL pursues various marketing activities, including direct marketing and joint marketing.

The sales team conducts direct marketing to potential clients and existing customers. They conduct pre-sales presentations that demonstrate the nature and benefits of CCHL’s products and services and how such services will enhance their operations and management.

CCHL conducts strategic joint marketing activities with key partners and even some government departments such as the Ministry of Education and the Ministry of Information and Technology.

Competitive Strengths

•	First mover advantage within the e-learning space in the PRC

CCHL is one of the first solutions providers using satellite broadband service to enter the lucrative distance learning educational market and is the market leader in this segment. Currently, many broadband operators rely mainly on terrestrial networks which do not have extensive coverage, especially in the less developed rural areas of the PRC. CCHL believes its solutions provide an attractive alternative for business entities which require nationwide broadband coverage and wish only to work with one turnkey service provider.

•	Highly scalable, recurring revenue business model

CCHL’s business model in the PRC e-learning space is a capital efficient, profit driven and highly scalable business model. The company’s recurring revenue model, based on revenue share of student tuition and school subscriptions, provides a high degree of predictability and visibility. CCHL’s business model is market focused and profit driven. The company has a strict financial plan and does not invest in unnecessary capacity or technology that is not required by its customers.

•	CCHL has an experienced and proven management team

CCHL’s executive officers and directors and executive officers have proven track records, most averaging over 15 years in the IT/Telecom/Media industry in Asia with both established business relationships in the PRC and experience leading public companies in China, Hong Kong and Singapore. Government regulations, on-the-ground operating know how, access to capital and long term personal relationships are keys to success in the China market.

Management Team

CCHL’s executive directors and executive officers have proven track records and established business relationships in the PRC.

Mr. Yin Jianping, the Executive Chairman, is one of the co-founders of the company and has played a significant role in setting the corporate vision and the development of its operations over the past five years. He was previously President of Lhasa Beer Company Limited and also worked in various PRC government departments including heading the Economic Planning Department of the Tibet Municipal Government. He was also the Economic Planning Officer of Naqu Region, Tibet Province. Mr. Yin graduated from the Southwest Finance and Economy University of China with a degree in Finance.

Mr. Ron Chan Tze Ngon, the Chief Executive Officer since 1999, is also a co-founder of the company and is responsible for its overall direction and operations. He has worked extensively in the PRC IT and telecom industry over the past 20 years and brings extensive experience in working with both start-ups and mature companies. Mr. Chan was also one of the founders of Technology Ventures Holdings, an IT systems integration company listed on the Hong Kong Stock Exchange, and was the General Manager of CL Computer China/ Hong Kong Limited. Mr. Chan holds a Master of Science in Mathematics and a Master of Computer Science from Concordia University in Montreal, Canada.

Mr. Li Wei, the Chief Operating Officer, oversees the daily operational and management activities. Prior to joining the company in 2001, Mr. Li was Business Director for China Orient Satellite. Mr. Li holds a Bachelor of Finance and Accounting from the Wuhan Military & Economic College and a Master of Business Administration from the People’s University.

Mr. Antonio Sena, Chief Financial Officer and Company Secretary, joined CCHL in 2004 and is responsible for investor relations and corporate finance matters. Mr. Sena is an Australian Chartered Accountant and ran his own management consulting practice prior to joining CCHL. Prior to that, he was the Chief Financial Officer of Fujitsu PC Asia Pacific and worked with the Byron Richfield Group in Hong Kong as Finance Director. From 1985 to 1990, he was the General Manager (Asia) of Imagineering, a large Australian listed IT distributor. Mr. Sena holds a Bachelor of Economics from the University of Sydney (Australia) and a Master of Commerce from the University of New South Wales. He is a fellow of CPA Australia.

Mr. David Sun Guangfeng, Chief Technology Officer, is responsible for engineering and product development initiatives from both a research and development and custom solutions perspective. Prior to joining CCHL, Mr. Sun worked extensively in the Chinese satellite industry with Hughes Network Systems, Gilat Satellite Networks and Aerospace Fudao Hi-tech Co. Mr. Sun holds a Bachelor of Electrical Engineering from Anhui University and a Master of Electrical Engineering from China Aerospace University.

Mr. Michael Santos, Vice President, Strategic Business Development, has more than 20 years of international experience in business development, marketing, sales, strategic relationships and general management. Prior to joining CCHL in 2001, Mr. Santos worked for 12 years for Hughes Network Systems, where he managed the sales, marketing and operations of their Asia/Pacific division and spearheaded the deal team that invested in CCHL in 2000. Mr. Santos holds a Bachelor of Science in Electrical Engineering and a Master of Science in Computer Engineering from The George Washington University, Washington, DC.

Mr. Jim Ma Jim Lok, Vice President, Finance, joined CCHL in 1999 and is responsible for managing CCHL’s financial processes, including financial reporting, fund raising, investor relations and other related corporate finance activities. Mr. Ma previously worked for Cambridge Neural Dynamics Ltd. and for Lippo Securities Limited as an associate director involved in initial public offers and mergers and acquisitions. Mr. Ma holds an M.Phil (Finance) and M.A. (Engineering) from Cambridge University (UK). He is also a Chartered Financial Analyst.

Mr. Liu Baoqian, Vice President, Education Sales and Marketing, is responsible for CCHL’s operation and management of higher education projects, regulatory license applications and the development of new business ventures. He was the General Manager of China Online’s (Shenzhen Rayes Group Ltd.) Telecom Division prior to joining CCHL in 1999. Mr. Liu was a lecturer at the Radio Physics Department at the Baoji Art and Science University and has a Masters in Wireless Electronics & Physics from Xi’an Electronic Science and Technology University.

Mr. Wang Liping, Vice President, Government Sales and Marketing, has been with CCHL since 2001 and is responsible for all sales and marketing activities for CCHL’s education/ training solutions for the government sector and is also in charge of the logistics information service for CCHL’s data networking solutions. Prior to that, Mr. Wang was the General Manager of China Fisheries Huarong Co., Ltd., a subsidiary of China National Fisheries Group, and was a Technical Inspector for Inner Mongolia Geology Mapping Bureau. He holds an associate degree in Business Administration from the Central Radio and TV University.

Mr. Jones Chen, Vice President, Enterprise Sales and Marketing, joined CCHL in 2005 and brings more than 15 years of sales/marketing experience in the PRC satellite and telecommunications industry. Prior to joining CCHL, Mr. Chen held a wide range of executive level sales and marketing positions at Hughes Network Systems, including Vice President, Sales and Marketing at HNS-Shanghai, Marketing Manager, Asia-Pacific.

CCHL Financial Results

CCHL’s financial statements are available on the Singapore Exchange on its internet web site (http://www.sgx.com.sg). These financial statements have been prepared in accordance with International Standards of Auditing (“IAS”) and not US GAAP. GWAC expects to receive financial statements of CCHL prepared in accordance with US GAAP on or prior to September 30, 2005. GWAC intends to file these audited financial statements prepared in accordance with US GAAP in an amendment to its current report on Form 8-K. CCHL’s IAS financial results will be subject to adjustment to account for (i) changes in conversion from IAS to US GAAP, and (ii) minority interests, if any, resulting from shares not tendered to GWAC in the Offer.

The information concerning CCHL contained in this Current Report on Form 8-K has been taken from or based upon publicly available documents and records on file with the Singapore Exchange and other public sources and is qualified in its entirety by reference thereto. GWAC does not take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by CCHL to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to GWAC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about GWAC, CCHL and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of GWAC's and CCHL's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which CCHL is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of e-learning services and content; timing, approval and market acceptance of new services and solutions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in GWAC’s filings with the Securities and Exchange Commission, including its report on Form 10-KSB for the period ended December 31, 2004. The information set forth herein should be read in light of such risks. Neither GWAC nor CCHL assumes any obligation to update the information contained in this press release.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1 Form of Letter of Undertaking.

99.1 Press release dated September 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WALL ACQUISITION CORPORATION

Date: September 14, 2005	By:	/s/ Kin Shing Li
Name: Kin Shing Li
Title: Chairman of the Board, Chief Executive Officer and Secretary